UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 21, 2012

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	2
SIGNATURE	3
EXHIBIT INDEX
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 19, 2012, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) announced that Marianne Lake, 43, will succeed Douglas L. Braunstein as Chief Financial Officer of the Firm and will become a member of the Firm’s Operating Committee. Ms. Lake currently serves as Chief Financial Officer of the Firm’s Consumer & Community Banking business (“CCB”), and prior to the organization of CCB served since 2009 as Chief Financial Officer for consumer business units now part of CCB. Ms. Lake served as Global Controller of the Investment Bank from 2007 to 2009 and was in the Corporate Finance group managing global finance infrastructure and controls functions from 2004 to 2007. Prior to 2004, she was the Senior Financial Officer for the Firm in the United Kingdom. Ms. Lake joined JPMorgan Chase in 2000.

JPMorgan Chase also announced that Mr. Braunstein will become a Vice Chairman of the Firm and will focus on serving top clients of the Firm.

These changes will be effective on January 1, 2013.

A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1. Exhibit 99.1 shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934 and the information contained in Exhibit 99.1 shall be deemed to be incorporated by reference into the filings of the Firm under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	JPMorgan Chase & Co. press release, dated November 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)

By:	/s/ Anthony J. Horan
Anthony J. Horan
Corporate Secretary

Dated: November 21, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	JPMorgan Chase & Co. press release, dated November 19, 2012